UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2017

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

The Board of Directors of Midwest Energy Emissions Corp., a Delaware corporation (the “Company”), has established June 6, 2017 as the date of the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). Because the date of the 2017 Annual Meeting has advanced by more than 30 days from the anniversary date of the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change.

The exact time and location of the 2017 Annual Meeting will be specified in the Company’s proxy statement for the 2017 Annual Meeting. Because the date of the 2017 Annual Meeting has been changed by more than 30 days from the anniversary of the 2016 Annual Meeting, a new deadline has been set for submission of proposals by stockholders intended to be included in the Company’s 2017 proxy statement and form of proxy.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s 2017 proxy statement. Any stockholder proposal under Rule 14a-8 must be submitted, along with proof of ownership of the Company’s stock in accordance with Rule 14a-8(b)(2), to the Company’s principal executive offices in care of the Company’s Secretary by letter to 670 D Enterprise Drive, Lewis Center, Ohio 43035. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. The Company must receive all submissions no later than the close of business (5:00 p.m. Eastern Time) on April 7, 2017, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. The Company encourages any stockholder interested in submitting a proposal to contact the Company’s Secretary in advance of this deadline to discuss the proposal, and stockholders may find it helpful to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in the Company’s proxy statement. The Board of Directors reviews all stockholder proposals and will take appropriate action on such proposals.

In addition, under the Company’s Bylaws, any stockholder who intends to nominate a candidate for election to the Board or to propose any business at the 2017 Annual Meeting, other than precatory (non-binding) proposals presented under Rule 14a-8, must give notice to the Company’s Secretary by no later than the close of business on April 7, 2017. The notice must include information specified in the Company’s Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of, and agreements related to, the Company’s stock. The Company will not entertain any proposals or nominations at the 2017 Annual Meeting that do not meet the requirements set forth in the Company’s Bylaws. Also, if the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company’s proxies may exercise discretionary voting authority under proxies that the Company’s Board of Directors solicits to vote in accordance with their best judgment on any such stockholder proposal or nomination. The Bylaws are available on the SEC’s website attached as an exhibit to the Company’s Form 8-K filed with the SEC on October 16, 2014. To make a submission or to request a copy of the Company’s Bylaws, stockholders should contact the Company’s Secretary at the address listed above. Again, the Company encourages stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: February 27, 2017	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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